EXHIBIT 3.2

                              CORPORATE BY-LAW5 FOR

                           LEBLANC & ASSOCIATES, INC.



                           ARTICLE I: CORPORATE OFFICE

         The corporation's principal office shall be located in the city of Boca Raton, county of Palm Beach, in the state of Florida. Various offices may exist for the corporation, either within or outside Florida, as the board of directors may designate or as the business of the corporation may require.


                    ARTICLE II: MEETINGS OF THE SHAREHOLDERS

         1) MEETINGS

         The annual meeting of the shareholders shall be on the 11th day of March, 1900 at 10:00 o'clock a.m. The purpose of the meeting shall be to elect directors and transact such business as may be deemed necessary. Meetings of the shareholders shall be at the principal place of business of the corporation or at a place designated by the board of directors. If the day fixed for the annual meeting shall be a legal holiday in the state of Florida, then the meeting shall be held on the first business day thereafter.


         2) SPECIAL MEETINGS

         The president, board of directors or a written request by the shareholders may initiate a special meeting for the shareholders. A written request must be by the holders of not less than 1O% of all shares entitled to vote at the meeting. A meeting requested by the shareholders shall be called for, at a date not less than 14 or more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the notice of the special meeting unless another person is designated to do so.

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         3) NOTICE OF MEETING

         The president, secretary, officer or director of the corporation may give notice of a meeting. This notice must be in written form and must state the place, day and hour of the meeting and in the case of a special meeting must state the purpose for which the meeting is called. If mailed, the notice must be addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Such notice shall be deemed to be delivered when deposited in the United States mail.

         4) NOTICE OF AN ADJOURNED MEETING

         When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At such adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If a new record date is set by the board of directors, other than the new date given at the meeting that was adjourned, written notice must be given as stated in
Section 2, Articles II.

         5) QUORUM

         A quorum at a meeting of shareholders shall be constituted by the majority of the shares entitled to vote, represented in person or by proxy. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall constitute a binding act unless otherwise provided by law.

         6) PROXY

         Every shareholder, entitled to vote at a meeting of shareholders, may authorize another person or persons to act for him by proxy. All proxies must be executed in writing by the shareholder or his duly authorized attorney-in-fact, and must be filed with the secretary of the corporation before or at the time

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of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7) VOTING OF SHARES

         Subject to the provisions of these By~laws, each outstanding share entitled to vote at specified meetings, shall have the right to one vote, in person or by proxy, upon each matter submitted to a vote at the shareholder's meeting.

         8) ACTION TAKEN BY SHAREHOLDERS WITHOUT A MEETING

         Any action, within the laws of the corporation, may be taken without prior notice of a meeting or without a vote, provided that a written consent setting forth the action so taken, is signed by the shareholders who are entitled to vote in the corporation, and whose votes would be necessary to authorize or take such action at a said meeting.

                         ARTICLE III: BOARD OP DIRECTORS

         1) POWERS

         The board of directors shall manage the business of the corporation and exercise its corporate powers.

         2) NUMBER OF DIRECTORS AND THEIR TERMS

         There shall be a minimum number of one director for the corporation. Each director shall be elected at the annual shareholder's meeting, and shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

         3) VACANCIES

         A qualified person may be appointed to fill, a vacancy on the board of directors but only by an affirmative vote of the

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majority of the remaining directors. The incoming director shall hold office for the rest of the term and until his successor is elected and qualified.

         4) RESIGNATIONS

         Resignations may be given by a director of the corporation at any time during of his term. Written notice must be filed with the secretary or president of the corporation; and unless otherwise specified in the notice, said resignation shall take effect upon receipt thereof and acceptance of the resignation shall not be necessary to make it effective.

         5) REMOVAL OF DIRECTORS

         Any and all of the directors may be removed with or without cause by a vote of the majority of holders of stock who are authorized to vote at an election of directors.

         6) NOTICES

         A written notice for any and all meetings must be given within 5 days. This notice must be in written form and must state the place, day and hour of the meeting and in the case of a special meeting must state the purpose for which the meeting is called, If mailed, the notice must be addressed to the director at his address as it appears on the records of the corporation, with postage thereon prepaid. Such notice shall be deemed to be delivered when deposited in the United States mail.

         7) ANNUAL MEETINGS

         The board of directors shall designate the place, time and date of, their meeting. Notices of said meeting must be sent to all directors unless stated at the previous meetings where all directors are present.

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         8) SPECIAL MEETINGS

         Special meetings of the board shall be held upon notice to the directors and may be called by the president upon a 5 day notice to each director either personally or by mail as stated in Article III Section 6. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting.

         9) QUORUM

         A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum presents a majority of those present may adjourn the meeting.

         10) ACTION TAKEN WITHOUT A MEETING

         Any action that may be taken by the board of directors at a meeting, may be taken without a meeting if a consent lit writing, setting forth the action so to be taken, shall be signed before such action by all the directors.

         11) COMPENSATION

         The board of directors shall have the authority to fix a rate to reasonably compensate the board of directors.


                         ARTICLE IV: CORPORATE OFFICERS

         1) OFFICES AND ELECTIONS

         The board of directors shall elect the president, vice-president, secretary and treasurer for the corporation. Other officers or assistant officers may be elected when deemed necessary. These officers shall serve a term of one year, and will hold office until their successor is elected and qualified. The officers for the corporation shall be appointed at the annual meeting of the board. Any two or more offices may be held by the same person.

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         2) VACANCIES

         In the event of death, resignation or removal of an officer from office, the board of directors shall appoint a successor to fill the open term. Any officer elected or appointed by the board may be removed by the board with or without cause. This action must be preceded by a vote from the board unless otherwise approved by the shareholders.


         3) DUTIES

         a) PRESIDENT: Shall be the corporate chief executive officer, shall have general and active management of the business and its affairs; shall be subject to the direction of the board of directors, and shall in general supervise and control all of the business and affairs of the corporation. He shall be present at all meetings of the shareholders and of the board of directors.

         b) VICE-PRESIDENT: In the event of the president's absence or inability or refusal to act as president, the vice-president shall perform all the powers of and be subject to all the restrictions upon the elected president. In general perform all of the duties required of the office of vice-president and such duties as from time to time that may be assigned by the president or board of directors.

         c) SECRETARY: Shall maintain and keep record of all corporate, papers excluding the financial records. Shall record the minutes of all corporate meetings and shall send notices of meetings to those deemed appropriate. In general to perform all of the duties required of the office of secretary and such other duties as from time to time may be assigned by the president or board of directors.

         d) TREASURER: Shall maintain and keep record of all corporate financial papers and records. Shall keep full and

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accurate accounts of receipts and disbursements and render account reports at the annual meeting of the shareholders, and whenever required by the president or board of directors. In general to perform all of the duties required of the office of treasurer and such other duties as from time to time may be assigned by the president or board of directors.

         4) SALARIES

         The board of directors shall have the authority to fix a rate to reasonably compensate the corporate officers.

                          ARTICLE V: STOCK CERTIFICATES

         1) ISSUANCE

         Certificates of shares shall be issued to every holder of shares for that which he is entitled. Certificates must be paid in full before issuance can take place. Corporate certificates of shares must be signed by the president and secretary and must be sealed with the corporate seal.

         2) TRANSFER OF SHARES

         Transfer of shares of the corporation shall be made only on the stock transfer book of the corporation, by the holder of record or by his legal representative, who shall furnish proper evidence or authority to transfer said shares. The person in whose name shares stand on the corporate transfer ledger shall be deemed to be the owner thereof for all purposes.

         3) LOST, STOLEN OR DESTROYED CERTIFICATES

         If certificates of shares are claimed to be lost, stolen or destroyed, a flew certificate shall be issued upon receipt of proper affidavit. The affidavit must reflect ownership of the person claiming the certificate and state how the certificate was lost. Upon deposit of a bond or other indemnity in such amount decided by, the board of directors and at their discretion, the certificate of stock shall be replaced.

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                     ARTICLE VI: CORPORATE RECORDS AND BOOKS

         1) RESPONSIBILITIES

         The corporation shall maintain through its officers accurate and, accountable books, records and minutes of all the board of directors, shareholders and officers' meetings. The corporation is responsible for keeping its principal corporate address and its registered agent office available and current to all directors and shareholders. A record, which shall be kept at the corporate office. shall list names, addresses and amounts of purchased stock shares of all directors, shareholders and officers of the corporation.

         2) SHAREHOLDER'S INSPECTION RIGHTS

         The holder of record of shares or of voting trust certificates of at least 5% of the outstanding shares of the corporation, shall be allowed to examine, at a reasonable time, in person or by agent or by an attorney, the corporate books and records of accounts, minutes and records of shareholders and make extracts thereof.

                 3) FINANCIAL RECORDS

         Four months after the close of each corporate fiscal year, the. corporation shall prepare a balance sheet and a profit and loss statement showing in reasonable detail the financial condition of the corporation. Upon written request, the corporation shall issue to any shareholder or holder of voting trust, certificates of shares in the corporation, a copy of the most recent balance sheet and profit and loss statement, showing in reasonable detail the financial condition of the corporation. These records shall be filed in the corporate office and shall be kept on file, for a minimum of 5 years and may be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by an appointed agent.

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         4) DIVIDENDS

         Dividends may be declared by the board of directors on its shares in property, cash or its own shares, except when the corporation is insolvent or when payment of said dividends would render the corporation insolvent.

                            ARTICLE VII: FISCAL YEAR

         The corporation's fiscal year shall begin with the first day of January in each year.

                            ARTICLE VIII: AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors at any regular or special meeting of the board of directors.



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